EXHIBIT 23.6

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 7 to Registration Statement No. 333-108365 of FastenTech, Inc. on Form S-4 of our report dated November 23, 2004 which expresses an unqualified opinion on the financial statements of BHNP Acquisition Company (d/b/a Gear & Broach, Inc.) as of February 29, 2004 and May 31, 2003 and for the nine-month period ended February 29, 2004, and to reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Virchow, Krause & Company, LLP

Minneapolis, Minnesota

March 9, 2005